Exhibit (r)(3)

POWER OF ATTORNEY

WITH RESPECT TO

VALUE LINE FUNDS

Know all men by these presents that Cornelius V. Kilbane, Jr., a Trustee or Director, as applicable, of each of Value Line Mid Cap Focused Fund, Inc., Value Line Select Growth Fund, Inc., Value Line Capital Appreciation Fund, Inc., Value Line Larger Companies Focused Fund, Inc., Value Line Core Bond Fund, Value Line Small Cap Opportunities Fund, Inc., Value Line Asset Allocation Fund, Inc.(each, a “Fund”), whose name and signature appears below, constitutes and appoints Mitchell E. Appel, Peter Lowenstein and Emily D. Washington, as his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign on behalf of each Fund, the following: (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by or on behalf of the Fund of which he is now or is on the date of such filing a Trustee or Director, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto filed by or on behalf of the Fund of which he is now or is on the date of such filing a Trustee or Director of the Fund, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable each Fund to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

December 4, 2024

/s/ Cornelius V. Kilbane, Jr.
Name: Cornelius V. Kilbane, Jr.

POWER OF ATTORNEY

WITH RESPECT TO

VALUE LINE FUNDS

Know all men by these presents that Linda Ridolfi Martorano (professionally known as Linda R. Ridolfi), a Trustee or Director, as applicable, of each of Value Line Mid Cap Focused Fund, Inc., Value Line Select Growth Fund, Inc., Value Line Capital Appreciation Fund, Inc., Value Line Larger Companies Focused Fund, Inc., Value Line Core Bond Fund, Value Line Small Cap Opportunities Fund, Inc., Value Line Asset Allocation Fund, Inc. (each, a “Fund”), whose name and signature appears below, constitutes and appoints Mitchell E. Appel, Peter Lowenstein and Emily D. Washington, as her attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign on behalf of each Fund, the following: (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by or on behalf of the Fund of which she is now or is on the date of such filing a Trustee or Director, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto filed by or on behalf of the Fund of which she is now or is on the date of such filing a Trustee or Director of the Fund, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in her name and on her behalf in the capacities indicated to enable each Fund to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

December 4, 2024

/s/ Linda Ridolfi Martorano
Name: Linda Ridolfi Martorano